UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation) Number)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification

123 W. Mills Ave., Suite 200
 El Paso, Texas 79901
 (Address of principal executive offices)

(915) 534-1400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

           As disclosed in a press release issued on November 12, 2010, on November 18, 2010, Western Refining, Inc. (“Western” or the “Company”) presented at the Bank of America Merrill Lynch 2010 Credit Conference, in New York City, New York, which presentation was webcast on the Company’s website.  During its presentation, in response to a question from one of the audience members about a potential sale of its Yorktown, Virginia, terminal assets, the Company stated that the Company’s current expectation for the valuation from the sale of its Yorktown terminal assets is in the range of “a nine to eleven times multiple, consistent where MLP assets have been trading.”  The Company makes no assurances, however, that a sale of the Yorktown terminal assets will be completed within this valuation range or at all.

A webcast of the Company’s presentation is available on the Investor Relations section of Western’s website at www.wnr.com. The webcast will be archived on the Investor Relations section of Western’s website until November 24, 2010.

The information contained in this Current Report on Form 8-K  is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward Looking Statements

This Form 8-K and the presentations contain forward-looking statements. The forward-looking statements include statements about, among other things, a current expected valuation range for the Company’s Yorktown terminal assets, proposed changes at the Company’s Yorktown facility including the Company’s ability to maximize terminal throughput and storage operations, anticipated Colonial Pipeline connection at the Company’s Yorktown facility, the Company’s ability to successfully negotiate third-party terminalling and storage agreements and/or sale of the terminal assets at the Company’s Yorktown facility, estimated cash flow and EBITDA implications of suspending refining operations at the Company’s Yorktown refinery, the pro forma amount of the Company’s Net Debt/LTM EBITDA calculated excluding Yorktown refining operations, the Company’s ability to run increased amounts of crude at the El Paso refinery, future operational improvements at the Gallup refinery, demand pull-through provided by the Wholesale and Retail groups, ability to continue to realize reduced costs at the Company’s refineries, future reductions of the Company’s term loan amount, the Company’s ability to renew the revolving credit facility, future asset monetization opportunities, future gasoline and distillate supply/demand balances, future refining margins and benchmark crack spreads, future population growth in the Southwest, and future profitability of the Company’s Southwest region refineries. These statements are subject to the general risks inherent in the Company’s business. The Company’s expectations may or may not be realized. Some of the Company’s expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could materially affect the Company’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting the Company’s business is contained in the Company’s filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President – Legal, General Counsel and Secretary

Dated: November 18, 2010